Investor Relations:

Deborah Abraham

Vice President, Investor Relations

(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS THIRD QUARTER 2007 RESULTS

Third quarter revenues up 13% - International revenues up 26%

Company raises fiscal 2007 guidance

______________________________________________________________________

NEW YORK -- November 5, 2007 -- The Warnaco Group, Inc. (NASDAQ: WRNC) today reported results for the third quarter ended September 29, 2007:

•

Net revenues were up 13% over the prior year quarter to $474.8 million

•

Gross margin was unchanged at 40% of net revenues

•

Operating income was down $6.7 million to $30.7 million and operating margin decreased 240 basis points to 6% of net revenues

•

Net income per diluted share from continuing operations was $0.24, compared to $0.55 in the prior year quarter

On September 18, 2007, consistent with its strategy to rationalize its swimwear portfolio, the Company announced its intention to exit all of its Swimwear Group’s private label and designer swimwear brands (excluding Calvin Klein® swimwear).  In addition, on October 1, 2007, pursuant to its previously disclosed strategy to implement supply chain initiatives in order to increase efficiencies, the Company transferred the ownership of its Mexican manufacturing facilities to a local business partner.  Additionally, the Company is exploring strategic alternatives for its Lejaby® business (including a potential sale).

On an as adjusted (non-GAAP) basis (excluding businesses expected to be discontinued in fiscal 2008 and restructuring expenses):

•

Net revenues rose 13% over the prior year quarter

•

Gross margin increased 200 basis points to 43% of net revenues

•

Operating income increased 28% to $50.9 million and operating margin increased 130 basis points to 11% of net revenues

•

Net income per diluted share from continuing operations rose to $0.67 from $0.59 in the prior year quarter

The accompanying tables provide a reconciliation of actual results to the as adjusted results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the as adjusted financial information as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis.

“The power of our brands and the diversity of our global business model are evident in the strong results of our ongoing business we reported today,” said Joe Gromek, Warnaco’s President and Chief Executive Officer.  “Clearly, the successful execution of our key strategies to capitalize on the worldwide potential of our Calvin Klein businesses, expand our direct-to-consumer business and increase our international presence is the driving force behind the sustained positive performance of our business.”

“During the quarter, we recorded a double digit gain in revenues with all geographies contributing to this increase.  Our international revenues for the first time represented more than half of our total business, driven by particular strength in Europe and Asia, and our strategy to expand our direct-to-consumer business is working.  The global strength of our brands and product offerings led to a significant increase in both as adjusted gross margin and operating income.”

Mr. Gromek concluded, “The recently announced restructuring in our Swimwear Group exemplifies our team’s commitment to creating shareholder value.   With a continued focus on the significant opportunities that exist to maximize our powerful brands, we remain positive regarding the Company’s prospects for the current year and beyond.”

Third Quarter Highlights

Total Company

Net revenues rose 13% to $474.8 million compared to $419.6 million in the prior year period.  Selling, general and administrative expenses (“SG&A”), as a percentage of net revenues, rose to 33% from 31% in the prior year quarter, and includes $7.8 million and $2.2 million, respectively, of expense related to restructuring and businesses to be discontinued.  Operating income fell to $30.7 million from $37.3 million in the prior year quarter.

On an as adjusted basis, as detailed in the accompanying tables, net revenues rose 13% to $472.6 million compared to $417.1 million in the prior year period and gross profit margin increased 200 basis points to 43% of net revenues compared to the prior year quarter.  SG&A expenses, as a percentage of net revenues, rose to just over 31% from just under 31% in the prior year quarter, driven by the mix in business (favoring international and direct to consumer), as well as an incremental $2.0 million in marketing expense.  Operating income increased 28% to $50.9 million, compared to $39.7 million in the third quarter of fiscal 2006.

Income from continuing operations was $11.4 million, or $0.24 per diluted share, compared to $25.8 million, or $0.55 per diluted share, in the prior year period and includes restructuring expense of $14.6 million and $0.10 million, respectively.  The Company reported net income of $0.10 per diluted share compared to $0.31 in the third quarter of fiscal 2006.

On an as adjusted basis, as detailed in the accompanying tables, income from continuing operations was $31.1 million, or $0.67 per diluted share, compared to $27.6 million, or $0.59 per diluted share, in the prior year quarter and net income increased to $20.0 million, or $0.43 per diluted share, from $14.6 million, or $0.32 per diluted share, in the prior year quarter.

The provision for income taxes was $11.0 million, or an effective tax rate of 49%, compared to $7.3 million, or an effective tax rate of 22%, for the prior year quarter.  The higher effective tax rate is primarily related to restructuring expenses incurred during the quarter, which reduced the Company’s net income, but which did not result in a tax benefit to the Company. The prior year quarter’s effective tax rate was favorably affected by the previously disclosed retroactive ruling from the Netherlands taxing authority.

The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased third quarter 2007 net revenues, gross profit and operating income by approximately $14.1 million, $7.5 million and $2.9 million, respectively, compared to the third quarter of fiscal 2006.

Segment Results

Sportswear

Sportswear Group revenues increased 14% to $265.1 million and operating income increased to $36.8 million, or 14% of Sportswear Group net revenues.  The Calvin Klein jeans business continued its strong momentum at wholesale and retail, both internationally and domestically, recording a 21% increase in net revenues.  While Chaps® revenues fell 10%, its operating margin increased to 9% from 6% in the prior year quarter, driven by stronger gross profit margins and disciplined cost control.

Intimate Apparel

Intimate Apparel Group revenues rose 19% to $174.5 million and operating income increased to $33.4 million, or 19% of Intimate Apparel Group net revenues.  Strong global growth in Calvin Klein Underwear’s wholesale and retail businesses drove the gains in both revenues and operating profit.  Calvin Klein Underwear retail revenues grew approximately 35% as a result of new store openings and robust same store sales growth.

Swimwear

Swimwear Group revenues fell $5.0 million to $35.2 million. The operating loss was $29.6 million, including $16.6 million of restructuring expense, compared to an operating loss of $8.6 million in the prior year period.  Speedo® revenues were adversely affected by lower than anticipated membership club sales in the period.  Additionally, sharp reductions in gross profit and higher SG&A expense, primarily due to restructuring costs related to previously announced initiatives, increased the quarterly loss.

Balance Sheet

Cash and cash equivalents at September 29, 2007 were $188.9 million compared to $113.4 million at September 30, 2006.  During the nine month period ended September 29, 2007, the Company used $30.5 million to repurchase its common stock under its 2005 Share Repurchase Program.

Inventories were $340.2 million at September 29, 2007, a 7% decline, compared to $366.5 million at September 30, 2006, primarily as a result of discontinued operations.

Fiscal 2007 Outlook

Based on the continued positive momentum in the business, the Company is raising its guidance.  For fiscal 2007, on an as adjusted basis (excluding businesses expected to be discontinued in 2008 and restructuring expenses), the Company now expects net revenues to grow 11%-12% over as adjusted fiscal 2006 levels and expects diluted earnings per share from continuing operations in the range of $2.10 - $2.18 (assuming minimal pension expense).

The accompanying tables provide a reconciliation of expected revenue growth and expected diluted earnings per share, on a GAAP basis (10.3%-11.3% and $1.46-$1.50 per diluted share, respectively), to the as adjusted fiscal 2007 outlook above.

Conference Call Information

Stockholders and other persons are invited to listen to the third quarter earnings conference call scheduled for today, Monday, November 5, 2007, at 4:30 p.m. EST.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five to ten minutes prior to the 4:30 p.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, Body Nancy Ganz®, and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men's and women's underwear, men’s and women’s bridge apparel and accessories, men's and women's  jeans and jeans accessories, junior women's and children's jeans and men’s and women's swimwear.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the conference call scheduled for November 5, 2007 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) announced on September 18, 2007; economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; disruptions in the Company's operations caused by difficulties with the new systems infrastructure; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its strategic objectives, including gross margin, SG&A and operating profit goals, as a result of one or more of the factors described above or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the

Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Third Quarter of Fiscal 2007		Discontinued Operations (b)	Restructuring Charges (c)	Taxation (d)	As Adjusted Third Quarter of Fiscal 2007 (e)
Net revenues	$474,762		$(2,141)	$—	$—	$472,621
Cost of goods sold	282,783		(5,608)	(6,821)		270,354
Gross profit	191,979		3,467	6,821	—	202,267
Selling, general and administrative expenses	158,668		(2,181)	(7,788)		148,699
Amortization of intangible assets	2,997					2,997
Pension income	(345)					(345)
Operating income	30,659		5,648	14,609	—	50,916
Other expense	419					419
Interest expense	9,177					9,177
Interest income	(1,257)					(1,257)
Income from continuing operations before provision for income taxes	22,320		5,648	14,609	—	42,577
Provision for income taxes	10,966		1,525		(995)	11,496
Income from continuing operations	11,354		4,123	14,609	995	31,081
Loss from discontinued operations, net of taxes	(6,942	)(a)	(4,123)			(11,065)
Net income	$4,412		$—	$14,609	$995	$20,016
Basic income per common share:
Income from continuing operations	$0.25		$0.09	$0.33	$0.02	$0.69
Loss from discontinued operations	(0.15)		(0.09)	—	—	(0.24)
Net income	$0.10		$—	$0.33	$0.02	$0.45
Diluted income per common share:
Income from continuing operations	$0.24		$0.09	$0.32	$0.02	$0.67
Loss from discontinued operations	(0.14)		(0.09)	—	—	(0.24)
Net income	$0.10		$—	$0.32	$0.02	$0.43
Weighted average number of shares outstanding used in computing income per common share:
Basic	44,762,763		44,762,763	44,762,763	44,762,763	44,762,763
Diluted	46,347,574		46,347,574	46,347,574	46,347,574	46,347,574

(a)

Includes, among other previously reported items, operations related to certain Designer Swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which operations have been classified as discontinued for financial reporting purposes as of September 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining Designer Swimwear brands (excluding Calvin Klein) as discontinued operations. For financial reporting purposes these remaining Designer Swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s Designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations for financial reporting purposes as of September 29, 2007. Amounts include restructuring charges of $3,030. See note (c) and (e) below.

(c)

Includes restructuring charges for the third quarter of fiscal 2007 primarily related to the disposition of the Company’s manufacturing facilities in Mexico and the rationalization of the Company’s swimwear workforce in California. This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges. See note (e) below.

(d)

Adjustment to reflect the Company’s consolidated condensed statement of operations at an estimated adjusted tax rate of 27% which reflects the Company’s tax rate for fiscal 2007 excluding the effects of restructuring charges. The 27% estimated adjusted tax rate does not include the effect of discreet items which items were recorded in the periods they occurred. See Note (e) below.

(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 1a

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Currently Reported Third Quarter of Fiscal 2006		Discontinued Operations (b)	Restructuring Charges (c)	Taxation (d)	As Adjusted Third Quarter of Fiscal 2006 (e)
Net revenues	$419,637		$(2,539)	$—	$—	$417,098
Cost of goods sold	250,130		(3,105)			247,025
Gross profit	169,507		566	—	—	170,073
Selling, general and administrative expenses	129,552		(1,707)	(100)		127,745
Amortization of intangible assets	2,695		—			2,695
Pension income	(83)		—			(83)
Operating income	37,343		2,273	100	—	39,716
Other income	(4,387)		—			(4,387)
Interest expense	9,451		—			9,451
Interest income	(797)		—			(797)
Income from continuing operations before provision for income taxes	33,076		2,273	100	—	35,449
Provision for income taxes	7,288		500	—	23	7,811
Income from continuing operations	25,788		1,773	100	(23)	27,638
Loss from discontinued operations, net of taxes	(11,227	) (a)	(1,773)			(13,000)
Net income	$14,561		$—	$100	$(23)	$14,638
Basic income per common share:
Income from continuing operations	$0.57		$0.04	$—	$—	$0.61
Loss from discontinued operations	(0.25)		(0.04)	—	—	(0.29)
Net income	$0.32		$—	$—	$—	$0.32
Diluted income per common share:
Income from continuing operations	$0.55		$0.04	$—	$—	$0.59
Loss from discontinued operations	(0.24)		(0.04)	—	—	(0.27)
Net income	$0.31		$—	$—	$—	$0.32
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,623,044		45,623,044	45,623,044	45,623,044	45,623,044
Diluted	46,465,593		46,465,593	46,465,593	46,465,593	46,465,593

(a)

Includes, among other previously reported items, operations related to certain Designer Swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which operations have been classified as discontinued for financial reporting purposes as of September 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining Designer Swimwear brands (excluding Calvin Klein) as discontinued operations. For financial reporting purposes these remaining Designer Swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s Designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations for financial reporting purposes as of September 29, 2007. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges. See note (e) below.
(d)	Adjustment to reflect the Company’s consolidated condensed statement of operations on a continuing basis at the reported tax rate of 22% for the three months ended September 30, 2006.
(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Nine Months Ended September 29, 2007		Discontinued Operations (b)	Restructuring Charges (c)	Taxation (d)	As Adjusted Nine Months Ended September 29, 2007 (e)
Net revenues	$1,385,374		$(32,247)	$—	$—	$1,353,127
Cost of goods sold	820,240		(31,647)	(9,822)		778,771
Gross profit	565,134		(600)	9,822	—	574,356
Selling, general and administrative expenses	445,304		(6,293)	(7,967)		431,044
Amortization of intangible assets	10,047		—			10,047
Pension income	(1,038)		—			(1,038)
Operating income	110,821		5,693	17,789	—	134,303
Other income	(6,463)		—			(6,463)
Interest expense	27,983		—			27,983
Interest income	(2,293)		—			(2,293)
Income from continuing operations before provision for income taxes	91,594		5,693	17,789	—	115,076
Provision for income taxes	30,898		1,537		(1,364)	31,071
Income from continuing operations	60,696		4,156	17,789	1,364	84,005
Loss from discontinued operations, net of taxes	(4,533	)(a)	(4,156)			(8,689)
Net income	$56,163		$—	$17,789	$1,364	$75,316
Basic income per common share:
Income from continuing operations	$1.35		$0.09	$0.40	$0.03	$1.87
Loss from discontinued operations	(0.10)		(0.09)	—	—	(0.19)
Net income	$1.25		$—	$0.40	$0.03	$1.68
Diluted income per common share:
Income from continuing operations	$1.30		$0.09	$0.38	$0.03	$1.81
Loss from discontinued operations	(0.09)		(0.09)	—	—	(0.19)
Net income	$1.21		$—	$0.38	$0.03	$1.62
Weighted average number of shares outstanding used in computing income per common share:
Basic	44,960,238		44,960,238	44,960,238	44,960,238	44,960,238
Diluted	46,535,915		46,535,915	46,535,915	46,535,915	46,535,915
(a)

Includes, among other previously reported items, operations related to certain Designer Swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses which operations have been classified as discontinued for financial reporting purposes as of September 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining Designer Swimwear brands (excluding Calvin Klein) as discontinued operations. For financial reporting purposes these remaining Designer Swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s Designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations for financial reporting purposes as of September 29, 2007. Amounts include restructuring charges of $3,439. See note (c) and (e) below.

(c)

Includes restructuring charges primarily related to the disposition of the Company’s manufacturing facilities in Canada and Mexico and the rationalization of the Company’s swimwear workforce in California. This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges. See note (d) below.

(d)

Adjustment to reflect the Company’s consolidated condensed statement of operations at an estimated adjusted tax rate of 27% which reflects the Company’s tax rate for fiscal 2007 excluding the effects of restructuring charges. The 27% estimated adjusted tax rate does not include the effect of discreet items which items were recorded in the periods they occurred. See Note (e) below.

(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2a

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Currently Reported Nine Months Ended September 30, 2006		Discontinued Operations (b)	Restructuring Charges (c)	Taxation (d)	As Adjusted Nine Months Ended September 30, 2006 (e)
Net revenues	$1,207,654		$(33,695)	$—	$—	$1,173,959
Cost of goods sold	744,138		(28,458)			715,680
Gross profit	463,516		(5,237)	—	—	458,279
Selling, general and administrative expenses	375,104		(6,581)	(100)		368,423
Amortization of intangible assets	9,739		—			9,739
Pension income	(249)		—			(249)
Operating income	78,922		1,344	100	—	80,366
Other income	(3,120)		—			(3,120)
Interest expense	28,578		—			28,578
Interest income	(1,984)		—			(1,984)
Income from continuing operations before provision for income taxes	55,448		1,344	100	—	56,892
Provision for income taxes	15,646		376		31	16,053
Income from continuing operations	39,802		968	100	(31)	40,839
Loss from discontinued operations, net of taxes	(7,936	)(a)	(968)			(8,904)
Net income	$31,866		$—	$100	$(31)	$31,935
Basic income per common share:
Income from continuing operations	$0.87		$0.02	$—	$—	$0.89
Loss from discontinued operations	(0.18)		(0.02)	—	—	(0.20)
Net income	$0.69		$—	$—	$—	$0.69
Diluted income per common share:
Income from continuing operations	$0.85		$0.02	$—	$—	$0.87
Loss from discontinued operations	(0.17)		(0.02)	—	—	(0.19)
Net income	$0.68		$—	$—	$—	$0.68
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,951,109		45,951,109	45,951,109	45,951,109	45,951,109
Diluted	46,964,889		46,964,889	46,964,889	46,964,889	46,964,889
(a)

Includes, among other previously reported items, operations related to certain Designer Swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses which operations have been classified as discontinued for financial reporting purposes as of September 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining Designer Swimwear brands (excluding Calvin Klein) as discontinued operations. For financial reporting purposes these remaining Designer Swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s Designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations for financial reporting purposes as of September 29, 2007. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges. See note (e) below.
(d)	Adjustment to reflect the Company’s consolidated condensed statement of operations on a continuing basis at the reported tax rate of 28% for the Nine Months Ended September 30, 2006 .
(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 3

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 29, 2007	December 30, 2006	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$188,877	$166,990	$113,425
Accounts receivable, net	288,046	294,993	310,034
Assets held for sale	—	—	52,231
Inventories	340,180	407,617	366,535
Assets of discontinued operations (a)	93,063	5,657	—
Other current assets	58,031	72,943	91,865
Total current assets	968,197	948,200	934,090
Property, plant and equipment, net	103,861	122,628	125,438
Intangible and other assets	589,655	610,147	597,020
TOTAL ASSETS	$1,661,713	$1,680,975	$1,656,548
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$51,927	$108,739	$50,938
Accounts payable and accrued liabilities	295,824	336,883	322,933
Accrued income taxes payable	7,081	41,174	51,765
Liabilities of discontinued operations (b)	35,181	7,527	—
Total current liabilities	390,013	494,323	425,636
Long-term debt	330,950	332,458	382,942
Other long-term liabilities	185,711	171,280	188,441
Total stockholders’ equity	755,039	682,914	659,529
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,661,713	$1,680,975	$1,656,548

(a) Assets of discontinued operations include the following:

	September 29, 2007	December 30, 2006	September 30, 2006
Accounts receivable, net	$19,342	$3,428	$—
Inventories	33,983	217	—
Other current assets	6,672	1,831	—
Property, plant and equipment, net	3,215	181	—
Intangible and other assets	29,851	—	—
Assets of discontinued operations	$93,063	$5,657	$—

(b) Liabilities of discontinued operations include the following:

	September 29, 2007	December 30, 2006	September 30, 2006
Accounts payable	$9,974	$3,315	$—
Accrued liabilities	16,735	4,212	—
Other long-term liabilities	8,472	—	—
Liabilities of discontinued operations	$35,181	$7,527	$—

Schedule 4

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP

(Dollars in thousands)

(Unaudited)

Net revenues:	Third Quarter of Fiscal 2007	Third Quarter of Fiscal 2006	Increase / (Decrease)	% Change
Sportswear Group	$265,098	$232,812	$32,286	13.9%
Intimate Apparel Group	174,509	146,700	27,809	19.0%
Swimwear Group (a)	35,155	40,125	(4,970)	-12.4%
Net revenues	$474,762	$419,637	$55,125	13.1%

	Third Quarter of Fiscal 2007	% of Group Net Revenues	Third Quarter of Fiscal 2006	% of Group Net Revenues
Operating income (loss):
Sportswear Group (b)	$36,776	13.9%	$32,239	13.8%
Intimate Apparel Group (b), (c)	33,361	19.1%	24,243	16.5%
Swimwear Group (b), (c), (d)	(29,637)	-84.3%	(8,575)	-21.4%
Unallocated corporate expenses (c)	(9,841)	na	(10,564)	na
Operating income	$30,659	na	$37,343	na
Operating income as a percentage of total net revenues	6.5%		8.9%
(a)

Includes $2,141 and $2,539, respectively, for the third quarter of fiscal 2007 and for the third quarter of fiscal 2006, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

(b)	Includes an allocation of shared services expenses as follows:

	Third Quarter of Fiscal 2007	Third Quarter of Fiscal 2006
Sportswear Group	$5,273	$5,451
Intimate Apparel Group	$4,058	$3,464
Swimwear Group	$5,303	$4,116
(c)	Includes restructuring charges as follows:

	Third Quarter of Fiscal 2007		Third Quarter of Fiscal 2006
Sportswear Group	$—		$—
Intimate Apparel Group	921		—
Swimwear Group	16,717	(i)	—
Unallocated corporate expenses	—		100
	$17,638		$100
	(i)	Includes $3,030 related to brands the Company intends to classify as discontinued operations in fiscal 2008.
(d)

Includes losses of $5,648 and $2,273, respectively, for the third quarter of fiscal 2007 and for the third quarter of fiscal 2006 related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

Schedule 5

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP

(Dollars in thousands)

(Unaudited)

Net revenues:	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006	Increase / (Decrease)	% Change
Sportswear Group	$693,419	$568,306	$125,113	22.0%
Intimate Apparel Group	450,067	391,634	58,433	14.9%
Swimwear Group (a)	241,888	247,714	(5,826)	-2.4%
Net revenues	$1,385,374	$1,207,654	$177,720	14.7%

	Nine Months Ended September 29, 2007	% of Group Net Revenues	Nine Months Ended September 30, 2006	% of Group Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$82,624	11.9%	$41,943	7.4%
Intimate Apparel Group (b), (c)	79,372	17.6%	52,562	13.4%
Swimwear Group (b), (c), (d)	(15,477)	-6.4%	9,914	4.0%
Unallocated corporate expenses	(35,698)	na	(25,497)	na
Operating income	$110,821	na	$78,922	na
Operating income as a percentage of total net revenues	8.0%		6.5%
(a)

Includes $32,247 and $33,695 for the Nine Months Ended September 29, 2007 and Nine Months Ended September 30, 2006, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

(b)	Includes an allocation of shared services expenses as follows:

	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006
Sportswear Group	$15,819	$16,514
Intimate Apparel Group	$12,179	$10,500
Swimwear Group	$16,591	$12,299
(c)	Includes restructuring charges as follows:

	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006
Sportswear Group	$119	$—
Intimate Apparel Group	1,043	—
Swimwear Group (i)	20,088	—
Unallocated corporate expenses	(23)	100
	$21,227	$100
(i)	Includes $3,439 related to brands the Company intends to classify as discontinued operations in fiscal 2008.
(d)

Includes losses of $5,693 and $1,344, respectively, for the nine months ended September 29, 2007 and the nine months ended September 30, 2006 related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

Schedule 6

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL

(Dollars in thousands)

(Unaudited)

By Region:	Net Revenues
	Third Quarter of Fiscal 2007	Third Quarter of Fiscal 2006	Increase	% Change
United States	$221,231	$218,924	$2,307	1.1%
Europe	144,220	105,518	38,702	36.7%
Asia	68,352	55,617	12,735	22.9%
Canada	23,597	23,295	302	1.3%
Mexico, Central and South America	17,362	16,283	1,079	6.6%
Total (a)	$474,762	$419,637	$55,125	13.1%
(a)

For the third quarter of fiscal 2007 and third quarter of fiscal 2006, includes domestic net revenues of $1,448 and $1,956, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008. For the third quarter of fiscal 2007 and third quarter of fiscal 2006, includes foreign net revenues of $693 and $583, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

	Operating Income
	Third Quarter of Fiscal 2007	Third Quarter of Fiscal 2006	Increase / (Decrease)	% Change
United States	$(6,609)	$9,136	$(15,745)	-172.3%
Europe	30,268	21,177	9,091	42.9%
Asia	8,366	9,220	(854)	-9.3%
Canada	5,774	5,656	118	2.1%
Mexico, Central and South America	2,700	2,717	(17)	-0.6%
Unallocated corporate expenses	(9,841)	(10,564)	723	-6.8%
Total (a)	$30,658	$37,342	$(6,684)	-17.9%
(a)

For the third quarter of fiscal 2007 and third quarter of fiscal 2006, includes domestic operating losses of $5,810 and $2,442, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008. For the third quarter of fiscal 2007 and third quarter of fiscal 2006, includes foreign operating income of $161 and $169, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

By Channel:	Net Revenues
	Third Quarter of Fiscal 2007	Third Quarter of Fiscal 2006	Increase	% Change
Wholesale	$388,058	$353,736	$34,322	9.7%
Retail	86,704	65,901	20,803	31.6%
Total	$474,762	$419,637	$55,125	13.1%

	Operating Income
	Third Quarter of Fiscal 2007	Third Quarter of Fiscal 2006	Increase / (Decrease)	% Change
Wholesale	$29,338	$38,219	$(8,881)	-23.2%
Retail	11,161	9,687	1,474	15.2%
Unallocated corporate expenses	(9,841)	(10,564)	723	-6.8%
Total	$30,658	$37,342	$(6,684)	-17.9%

Schedule 7

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL

(Dollars in thousands)

(Unaudited)

By Region:
	Net Revenues
	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006	Increase	% Change
United States	$737,130	$713,755	$23,375	3.3%
Europe	345,841	236,425	109,416	46.3%
Asia	181,173	139,444	41,729	29.9%
Canada	72,167	71,224	943	1.3%
Mexico, Central and South America	49,063	46,806	2,257	4.8%
Total (a)	$1,385,374	$1,207,654	$177,720	14.7%
(a)

For the nine months ended September 29, 2007 and the nine months ended September 30, 2006, includes domestic net revenue of $29,622 and $31,300, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008. For the nine months ended September 29, 2007 and the nine months ended September 30, 2006, includes foreign net revenues of $2,625 and $2,395, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

	Operating Income
	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006	Increase / (Decrease)	% Change
United States	$40,461	$30,716	$9,745	31.7%
Europe	58,905	26,580	32,325	121.6%
Asia	25,135	22,972	2,163	9.4%
Canada	13,997	16,664	(2,667)	-16.0%
Mexico, Central and South America	8,021	7,486	535	7.1%
Unallocated corporate expenses	(35,698)	(25,497)	(10,201)	40.0%
Total (a)	$110,821	$78,921	$31,900	40.4%
(a)

For the nine months ended September 29, 2007 and the nine months ended September 30, 2006, includes domestic operating loss of $6,484 and $1,830, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008. For the nine months ended September 29, 2007 and the nine months ended September 30, 2006, includes foreign operating income of $791 and $486, respectively, related to the remaining Designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

By Channel:
	Net Revenues
	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006	Increase	% Change
Wholesale	$1,145,249	$1,036,209	$109,040	10.5%
Retail	240,125	171,445	68,680	40.1%
Total	$1,385,374	$1,207,654	$177,720	14.7%

	Operating Income
	Nine Months Ended September 29, 2007	Nine Months Ended September 30, 2006	Increase / (Decrease)	% Change
Wholesale	$109,348	$79,137	$30,211	38.2%
Retail	37,171	25,281	11,890	47.0%
Unallocated corporate expenses	(35,698)	(25,497)	(10,201)	40.0%
Total	$110,821	$78,921	$31,900	40.4%

Schedule 8

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE - DISCONTINUED BRANDS

(Dollars in thousands)

(Unaudited)

The following table is presented for informational purposes only and summarizes the net revenues and operating income of the businesses for each quarter of 2007 that have been classified as discontinued operations as of September 29, 2007 as well as the businesses the Company intends to classify as discontinued operations in fiscal 2008:

	First Quarter 2007		Second Quarter 2007
	Net Revenues	Operating Income (loss)	Net Revenues	Operating Income (loss)
Discontinued Operations:
Discontinued during fiscal 2006 (a)
Intimate Apparel	$55	$154	$35	$45
Swimwear	7,429	(552)	2,882	363

Discontinued during the 3rd quarter of fiscal 2007 (b)
Intimate Apparel	38,190	5,361	21,703	(658)
Swimwear	23,727	3,382	17,890	(2,786)

Expected to be discontinued during 2008 (c)
Swimwear	16,606	3,310	13,500	(3,354)

	Third Quarter 2007
	Net Revenues	Operating Income (loss)
Discontinued Operations:
Discontinued during fiscal 2006 (a)
Intimate Apparel
Swimwear	$9	$11
	570	(3,057)
Discontinued during the 3rd quarter of fiscal 2007 (b)
Intimate Apparel
Swimwear	24,479	195
	2,094	(6,767)
Expected to be discontinued during 2008 (c)
Swimwear	2,141	(5,648)
(a)

Includes the Company's JLO, Lejaby Rose, Op (men's swimwear, sportswear and licensing) and Axcelerate Activewear businesses as well as three Speedo retail outlet stores, which businesses were classified as discontinued operations for financial reporting purposes during fiscal 2006.

(b)

Includes the Company's Anne Cole, Catalina, Cole of California and Ocean Pacific (womens and juniors) businesses as well as the Company's Lejaby business, which businesses were classified as discontinued operations for financial reporting purposes during the third quarter of fiscal 2007.

(c)

Includes the Company's remaining Designer Swimwear businesses (excluding the Calvin Klein swim business) which businesses the Company intends to classify as discontinued operations for financial reporting purposes in fiscal 2008.

Schedule 8a

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE - DISCONTINUED BRANDS

(Dollars in thousands)

(Unaudited)

The following table is presented for informational purposes only and summarizes the net revenues and operating income of the businesses for each quarter of 2006 that have been classified as discontinued operations as of September 29, 2007 as well as the businesses the Company intends to classify as discontinued operations in fiscal 2008:

	First Quarter 2006		Second Quarter 2006
	Net Revenues	Operating Income (loss)	Net Revenues	Operating Income (loss)
Discontinued Operations:
Discontinued during fiscal 2006 (a)
Intimate Apparel	$2,746	$(631)	$1,884	$(486)
Swimwear	6,854	(5,083)	4,137	(2,260)
Discontinued during the 3rd quarter of fiscal 2007 (b)
Intimate Apparel	31,935	5,577	25,354	848
Swimwear	27,112	5,532	26,327	118
Expected to be discontinued during 2008 (c)
Swimwear	17,393	3,121	13,764	(2,192)

	Third Quarter 2006		Fourth Quarter 2006
	Net Revenues	Operating Income (loss)	Net Revenues	Operating Income (loss)
Discontinued Operations:
Discontinued during fiscal 2006 (a)
Intimate Apparel	$3,011	$(333)	$3,001	$73
Swimwear	2,043	(7,712)	2,613	(7,078)
Discontinued during the 3rd quarter of fiscal 2007 (b)
Intimate Apparel	24,796	1,752	19,719	(596)
Swimwear	3,744	(3,488)	13,233	1,577
Expected to be discontinued during 2008 (c)
Swimwear	2,539	(2,273)	10,373	854
(a)

Includes the Company’s JLO, Lejaby Rose, Op (men’s swimwear, sportswear and licensing) and Axcelerate Activewear businesses as well as three Speedo retail outlet stores, which businesses were classified as discontinued operations for financial reporting purposes in fiscal 2006.

(b)

Primarily includes the Company’s Anne Cole, Catalina, Cole of California and Ocean Pacific (womens and juniors) businesses as well as the Company's Lejaby business, which businesses were classified as discontinued operations for financial reporting purposes in the third quarter of fiscal 2007.

(c)

Includes the Company’s remaining Designer Swimwear businesses (excluding the Calvin Klein swim business) which businesses the Company intends to classify as discontinued operations for financial reporting purposes in fiscal 2008.

Schedule 9

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE - FISCAL 2007 OUTLOOK

(Dollars in thousands)

(Unaudited)

NET REVENUE GUIDANCE	Percentages (Unaudited)
Estimated growth in net revenues in fiscal 2007 over comparable fiscal 2006 levels
GAAP basis	10.30%	to	11.30%
Effect of classifying certain operations as discontinued:
Elimination of Designer Swimwear - discontinued in 2008 (a)	0.70%	to	0.70%
As adjusted (Non-GAAP basis) (c)	11.00%	to	12.00%
EARNINGS PER SHARE GUIDANCE	U.S. Dollars (Unaudited)
Diluted income per common share from continuing operations
GAAP basis	$1.46	to	$1.51
Restructuring charges (b)	0.56	to	0.58
Effect of classifying certain operations as discontinued:
Elimination of Designer Swimwear - discontinued in 2008 (a)	0.08	to	0.09
As adjusted (Non-GAAP basis) (c)	$2.10	to	$2.18

(a)

Includes the Company’s remaining Designer Swimwear businesses (excluding the Calvin Klein swim business) which business the Company intends to classify as discontinued operations for financial reporting purposes in fiscal 2008.

(b)

Reflects approximately $26,500 to $27,500 of restructuring charges (net of an income tax benefit of approximately $10,000) for fiscal 2007 primarily related to management’s initiatives to increase productivity and profitability in the Swimwear Group including (i) the closure of a swim goggle manufacturing facility in Canada and the rationalization of the Company’s workforce in California and Mexico incurred during the first half of fiscal 2007 and (ii) the the sale of the Company’s Mexican manufacturing plants in the fourth quarter of fiscal 2007.

(c)

The Company believes it is useful for users of the Company’s financial statements to be made aware of the “adjusted” net revenue growth and per share amounts related to the Company’s income from continuing operations as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company’s operating results.